                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                            BOYD GAMING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            BOYD GAMING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2001

     The Annual Meeting of Stockholders (the "Annual Meeting") of Boyd Gaming Corporation, a Nevada corporation (the "Company"), will be held at Sam's Town Hotel, Gambling Hall and Bowling Center, 5111 Boulder Highway, Las Vegas, Nevada 89122, on Thursday, May 17, 2001 at 11:00 a.m., local time, for the following purposes:

     1. To elect three Class I directors of the Company to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

     2. To ratify the appointment of Deloitte & Touche LLP ("Deloitte & Touche") as the independent auditors for the Company for the fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this notice.

     The Board of Directors has fixed the close of business on March 30, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. PLEASE NOTE THAT THE ENCLOSED ADMISSION TICKET WILL BE REQUIRED IN ORDER TO OBTAIN ADMISSION TO THE ANNUAL MEETING. ACCORDINGLY, THE ADMISSION TICKET SHOULD NOT BE RETURNED WITH YOUR PROXY. IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT, YOU WILL ALSO NEED TO BRING A COPY OF YOUR BROKERAGE ACCOUNT STATEMENT (WHICH YOU CAN OBTAIN FROM YOUR BROKER) REFLECTING YOUR STOCK OWNERSHIP AS OF MARCH 30, 2001. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote via toll-free telephone call or the internet by following the instructions on the back of the proxy card. If you send in your proxy card or vote by telephone or the internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ WILLIAM S. BOYD
                                          William S. Boyd
                                          Chairman of the Board
                                          and Chief Executive Officer

Las Vegas, Nevada
April 12, 2001

                            BOYD GAMING CORPORATION
                              2950 INDUSTRIAL ROAD
                            LAS VEGAS, NEVADA 89109

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished to stockholders of Boyd Gaming Corporation, a Nevada corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, May 17, 2001 at 11:00 a.m., local time, at Sam's Town Hotel, Gambling Hall and Bowling Center, 5111 Boulder Highway, Las Vegas, Nevada 89122, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

     These proxy solicitation materials are being mailed to stockholders on or about April 12, 2001.

VOTING AND SOLICITATION

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under the rules of the New York Stock Exchange (the "Exchange"), certain matters submitted to a vote of stockholders are considered by the Exchange to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. On those matters which the Exchange determines to be "non-routine," brokerage firms that have not received instructions from their customers would not have discretion to vote. Neither the Company's Articles or Bylaws nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes. In the election of directors, the three nominees for Class I directors who receive the greatest number of affirmative votes will be elected to the Board of Directors, without giving effect to abstentions and broker non-votes. Ratification of the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 2001 requires the affirmative vote of a majority of the shares present or represented at the meeting, assuming that a quorum is present or represented at the meeting. An abstention will have the same effect as a vote cast against the applicable resolution, but broker non-votes will not be counted as shares present or represented at the meeting for the purposes of the resolution.

     Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. IF NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY OR ALL PROPOSALS TO BE ACTED UPON, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AND IN FAVOR OF PROPOSAL 2. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

     The presence at the meeting of a stockholder will not revoke his or her proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Company (Attention: Brian A. Larson, Secretary, at the principal offices of the Company) a written notice of revocation or a duly executed proxy bearing a later date.

     The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

RECORD DATE AND SHARES OUTSTANDING

     The close of business on March 30, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 62,234,954 shares of Common Stock outstanding. Each stockholder entitled to vote at the meeting may cast one vote in person or by proxy for each share of Common Stock held by such stockholder.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 1, 2001 (i) by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) by each director and nominee, (iii) by each executive officer of the Company named in the Summary Compensation Table contained herein and (iv) by all directors and executive officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

                          NAME(A)                               SHARES      PERCENTAGE
                          -------                               ------      ----------
William S. Boyd(b)..........................................  25,887,431      40.72
Robert L. Boughner(c).......................................     478,871          *
William R. Boyd(d)..........................................   2,396,215       3.84
Philip J. Dion(e)...........................................       5,750          *
Marianne Boyd Johnson(f)....................................   2,419,159       3.88
Michael O. Maffie(g)........................................       7,500          *
Billy G. McCoy(h)...........................................       6,386          *
Donald D. Snyder(i).........................................     293,076          *
Perry B. Whitt(j)...........................................   1,698,158       2.72
Ellis Landau(k).............................................     536,948          *
Keith E. Smith(l)...........................................     128,260          *
All directors and executive officers as a group (14
  persons)(m)...............................................  33,975,005      52.37

---------------
  *  Represents less than 1%

 (a) Unless otherwise indicated, the mailing address of all persons in the list set forth above is: 2950 Industrial Road, Las Vegas, Nevada 89109.

 (b) Includes 17,174,922 shares of Common Stock held by the William S. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, 28,000 shares held by the William S. Boyd Family Corporation (which is wholly owned by Mr.
     Boyd), 1,695,757 shares held by the W.M. Limited Partnership, of which W.S.B., Inc. (which is wholly owned by Mr. Boyd) is the sole general partner, 13,427 shares held by W.S.B., Inc., 101,536 shares held by the William S. Boyd Grantor Retained Annuity Trust No. 2, 107,326 shares held by the William S. Boyd Grantor Retained Annuity Trust No. 3, 2,561,591 shares held by the BG-99 Limited Partnership, of which W.S.B., Inc. is general partner, 31,543 shares held by the BG-99 Grantor Retained Annuity Trust #2, 38,329 shares held by the BG-99 Grantor Retained Annuity Trust #3, and 2,800,000 shares held by the BG-00 Limited Partnership, of which W.S.B., Inc. is general partner. Also includes 1,335,000 shares issuable pursuant to options exercisable within 60 days.

 (c) Includes 93,870 shares of Common Stock held by the Robert L. Boughner Investment Trust, of which Mr. Boughner is trustee. Also includes 385,001 shares issuable pursuant to options exercisable within 60 days.

 (d) Includes 2,219,449 shares of Common Stock held by the William R. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, 85,247 shares held by the William R. Boyd and Myong Boyd Children's Trust, 7,550 shares held by the 1995 Sean William Johnson Educational Trust, of which Mr. Boyd is trustee, and 16,403 shares held by the 1997 Sean William Johnson Educational Trust, of which Mr. Boyd is trustee. Mr. Boyd disclaims beneficial ownership of the shares held by the William R. Boyd and Myong Boyd Children's Trust and by the Sean William Johnson Educational Trusts. Also includes 66,000 shares issuable pursuant to options exercisable within 60 days.

 (e) Includes 1,250 shares of Common Stock held by the Dion Family Trust, of which Mr. Dion is trustee. Also includes 4,500 shares of Common Stock issuable pursuant to options exercisable within 60 days.

 (f) Includes 2,110,497 shares of Common Stock held by the Marianne E. Boyd Gaming Properties Trust, of which Ms. Johnson is trustee, 35,766 shares held by the 1992/1994 Boyd Grandchildren's Trust, of which Ms. Johnson is trustee, 106,374 shares held by the 1997/1999 Boyd Grandchildren's Trust, of which Ms. Johnson is trustee, and 74,584 shares held by the Johnson Children's Trust. Ms. Johnson disclaims beneficial ownership of the shares held by the Boyd Grandchildren's Trusts and by the Johnson Children's Trust. Also includes 66,000 shares issuable pursuant to options exercisable within 60 days.

 (g) Includes 4,500 shares of Common Stock issuable pursuant to options exercisable within 60 days.

 (h) Includes 4,500 shares of Common Stock issuable pursuant to options exercisable within 60 days.

 (i) Includes 12,200 shares of Common Stock held by the Donald D. and Dorothy R. Snyder Living Trust, of which Mr. Snyder is trustee. Also, includes 240,001 shares of Common Stock issuable pursuant to options exercisable within 60 days.

 (j) Includes 1,688,658 shares of Common Stock held by the Whitt Family Trust, of which Mr. Whitt and his wife are trustees. Also includes 9,500 shares issuable pursuant to options exercisable within 60 days.

 (k) Includes 285,000 shares of Common Stock issuable pursuant to options exercisable within 60 days.

 (l) Includes 325 shares owned by Mr. Smith's wife. Also, includes 127,167 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(m) Includes 2,636,671 shares of Common Stock issuable pursuant to options exercisable within 60 days.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     In accordance with the Company's Restated Articles of Incorporation, the Company's Board of Directors is divided into three classes, as nearly equal in number as the then-total number of directors at the time of initial election, with the term of office of one class expiring each year. At the Annual Meeting, the stockholders will elect three Class I directors of the Company to serve until the 2004 Annual Meeting or until their successors are duly elected and qualified, or until any such director's earlier resignation or removal. At each following Annual Meeting, the successors to the class of directors whose term is then expiring will be elected to hold office for a term expiring at the third succeeding annual meeting. Vacancies on the Board of Directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next election of the class for which such directors were chosen. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board of Directors, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of the Board of Directors become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as the Board may determine.

     In voting for directors, each stockholder is entitled to cast one vote for each candidate. Stockholders are not entitled to cumulate their votes for members of the Board of Directors. The three nominees for Class I directors who receive the greatest number of affirmative votes will be elected to the Board of Directors.

     The nominees for election as Class I directors are:

           William S. Boyd
           Philip J. Dion
           Perry B. Whitt

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NAMED NOMINEES

NOMINEES AND DIRECTORS

     The names of the nominees and the continuing directors, their ages as of the Record Date and certain other information about them are set forth below:

                                                                                        DIRECTOR
                NAME                   AGE             POSITION WITH COMPANY             SINCE
                ----                   ---             ---------------------            --------
MEMBERS OF THE BOARD WHOSE
  TERMS EXPIRE IN 2001 (CLASS I)
William S. Boyd......................  69    Chairman of the Board of Directors and       1988
                                             Chief Executive Officer
Philip J. Dion.......................  56    Director                                     1997
Perry B. Whitt.......................  78    Director                                     1988
MEMBERS OF THE BOARD WHOSE
  TERMS EXPIRE IN 2002 (CLASS II)
William R. Boyd......................  41    Vice President and Director                  1992
Michael O. Maffie....................  53    Director                                     1997
Donald D. Snyder.....................  53    President and Director                       1996
MEMBERS OF THE BOARD WHOSE
  TERMS EXPIRE IN 2003 (CLASS III)
Robert L. Boughner...................  48    Senior Executive Vice President, Chief       1996
                                             Operating Officer and Director
Marianne Boyd Johnson................  42    Vice Chairman of the Board of Directors      1990
                                             and Vice President
Billy G. McCoy.......................  60    Director                                     1997

NOMINEES

     William S. Boyd has served as a director of the Company since its inception in June 1988 and as Chairman of the Board of Directors and Chief Executive Officer since August 1988. Mr. Boyd was a co-founder of California Hotel and Casino, the predecessor of the Company and now one of its subsidiaries. Mr. Boyd has served as a director and President of that company since its inception in 1973 and has also held several other offices with that company. Prior to joining California Hotel and Casino, Mr. Boyd practiced law in Las Vegas for 15 years. Between 1970 and 1974 he also was Secretary and Treasurer and a member of the Board of Directors of the Union Plaza Hotel and Casino. Mr. Boyd serves on the Board of Directors of the American Gaming Association, and he serves on the Board of Directors and as President of the Gaming Entertainment Research and Education Foundation, which, among other things, provides funding for the National Center for Responsible Gaming. Mr. Boyd is the father of William R. Boyd and Marianne Boyd Johnson, who are both directors and officers of the Company.

     Philip J. Dion has been a director of the Company since March 1997. Mr. Dion currently serves as the Chairman of the Board of Del Webb Corporation, a Phoenix-based real estate corporation specializing in the development of active adult communities. In 1999, he retired from the position of Chief Executive Officer of Del Webb Corporation, a position he had held since 1987. Mr. Dion joined Del Webb Corporation in 1982. Prior to that time, Mr. Dion spent 12 years with Armour-Dial Inc., a subsidiary of the Greyhound Corporation.

     Perry B. Whitt has served as a director of the Company since its inception and served as Vice Chairman of the Board of Directors from August 1988 through February 2001. He also served as a director of California Hotel and Casino from its inception until 1994, and has also held several offices with California Hotel and Casino. Mr. Whitt has over 57 years of experience in the gaming industry, much of it with the Boyd family. He is also past President and director of the Utility Shareholders Association of Nevada and was director of the United Way of Southern Nevada. Mr. Whitt serves on the Board of Directors of BankWest of Nevada and is a member of the Variety Club of Southern Nevada, Tent 39. Mr. Whitt was also a past director of First Security Bank and Community Bank.

CONTINUING DIRECTORS

     Robert L. Boughner has been Chief Operating Officer of the Company since April 1990 and Senior Executive Vice President since May 1998 and has served as a director since April 1996. In addition, in January 1999, Mr. Boughner was elected Chief Executive Officer of Marina District Development Company, the Company's fifty percent owned joint venture with MGM MIRAGE in Atlantic City, New Jersey. From 1985 until April 1990, he served as Senior Vice President of Administration of California Hotel and Casino, and prior to that time he held various management positions in the Company. Mr. Boughner is active in civic and industry affairs and is a director of the Nevada Hotel and Motel Association and the Nevada Restaurant Association. Mr. Boughner serves on the Board of Directors of BankWest of Nevada.

     William R. Boyd has been a Vice President of the Company since December 1990 and a director since September 1992. From June 1987 until December 1990, he was director of operations at the Fremont Hotel and Casino. From 1978 until 1987, he held various positions at the California Hotel and Casino and Sam's Town Hotel and Gambling Hall. Mr. Boyd also serves on the Board of Directors of the Better Business Bureau of Southern Nevada and of the Secret Witness Program. Mr. Boyd is the son of William S. Boyd and the brother of Marianne Boyd Johnson, who are both directors and officers of the Company.

     Marianne Boyd Johnson was elected to the position of Vice Chairman of the Board of Directors in February 2001. Ms. Johnson has been Vice President of the Company since September 1997, Assistant Secretary since September 1989 and a director since September 1990. From 1976 until September 1990, she held a variety of full and part-time positions with the Company and California Hotel and Casino, including participation in the Company's management training program. Ms. Johnson serves on the Board of Directors of BankWest of Nevada. Ms. Johnson is the daughter of William S. Boyd and the sister of William R. Boyd, who are both directors and officers of the Company.

     Michael O. Maffie has been a director of the Company since March 1997. Mr. Maffie is the President and Chief Executive Officer of Southwest Gas Corporation, a major Las Vegas based utility company. Mr. Maffie joined Southwest Gas Corporation in 1978 as its treasurer and held several executive positions prior to being named to his current position in 1993. Prior to joining Southwest Gas Corporation, Mr. Maffie was with Arthur Andersen & Co. for seven years.

     Billy G. McCoy, Major General USAF (Ret), has been a director of the Company since March 1997. From 1993 to 1996, General McCoy served as Director of Development for the Company. He has served as Chairman of the Board of Luscombe Aircraft Corporation since 1998. He served as the President and Chief Operating Officer of Luscombe Aircraft Corporation from 1997 through January, 2001. The General entered the Air Force in June 1963 and was promoted to Major General in October 1989. During his 30 years of active service, he served as Commander of Homestead AFB in Florida, Langley AFB in Virginia, Luke AFB in Arizona, Nellis AFB in Nevada and Lackland AFB in Texas. He serves on the Boards of the Nevada Federal Credit Union and Desert Research Institute and as a Trustee of the Community College of Southern Nevada.

     Donald D. Snyder has been President of the Company since January 1997. Prior to that, he served as Executive Vice President and Chief Administrative Officer from July 1996 to January 1997 and has served as a director of the Company since April 1996. Prior to joining the Company, from 1992 to July 1996, Mr. Snyder served as Chairman, Chief Executive Officer and President of the Fremont Street Experience Limited Liability Co. ("FSELLC"), which developed and operates the Fremont Street Experience in downtown Las Vegas. He continues as Chairman of FSELLC. Mr. Snyder worked for First Interstate Bancorp ("FIB") for 22 years, serving as Chairman and Chief Executive Officer of First Interstate Bank of Nevada from 1987 through 1991. He was involved in various entrepreneurial activities after leaving FIB, including co-founding BankWest of Nevada, Strategic Associates, Inc., Graphic Enterprises, Inc. and FSELLC. He serves on the Board of Directors of BankWest of Nevada, holds leadership positions on several non-profit boards and plays or has played an active role in industry organizations, including the American Gaming Association, the Nevada Resort Association and the Las Vegas Convention and Visitors Authority.

COMPENSATION OF DIRECTORS

     Each director who was not an employee of the Company received an annual fee of $30,000, meeting fees of $1,500 per board meeting attended, $500 per committee meeting attended and related expenses for services as a director. The Chairmen of the Audit Committee and the Compensation and Stock Option Committee received a retainer of $3,000 for their additional responsibilities. In addition, Billy G. McCoy, who serves on the Board of Directors, served as the Chairman of the Company's Compliance Committee, which is not a committee of the Board, and as Chairman thereof, received a retainer of $3,000 and $500 per Compliance Committee meeting attended for his additional responsibilities. Employee and non-employee directors, along with certain executive officers, participate in the Directors' Medical Reimbursement Plan, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. During 2000, William S. Boyd, William R. Boyd, Robert L. Boughner, Marianne Boyd Johnson, Donald D. Snyder, Perry B. Whitt and Billy G. McCoy received reimbursement under this plan totaling $7,102, $2,872, $255, $1,130, $1,990, $14,320 and $623, respectively. The Company also has a Directors' Non-Qualified Stock Option Plan under which each non-employee director receives an option to purchase 5,000 shares of the Company's Common Stock upon first joining the Board and receives an additional option to purchase 1,000 shares of the Company's Common Stock on the date of each succeeding annual meeting of stockholders so long as the director has served on the Board for the preceding twelve months. Options are granted at fair market value on the date of grant and vest over four years from the date of grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Board of Directors does not have a nominating committee. However, the Board of Directors will consider nomination recommendations from stockholders, which should be addressed to Brian A. Larson, Secretary, at the principal offices of the Company.

     The current members of the Audit Committee are Michael Maffie (Chairman), Philip Dion, and Billy McCoy. The members of the Audit Committee are independent, as independence is defined in Sections 303.01(b)(2)(a) and (3) of the New York Stock Exchange's listing standards. The Audit Committee held three meetings during 2000. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, making recommendations to the Board of Directors regarding the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

     The current members of the Compensation and Stock Option Committee are Philip Dion (Chairman), Michael Maffie, and Billy McCoy. The Compensation and Stock Option Committee held four meetings during 2000. The Compensation and Stock Option Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation and Stock Option Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

     The Board of Directors held a total of nine meetings during 2000. During such period, each director attended over 75% of the meetings of the Board and the committees of the Board on which he served that were held during the period he served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the cash compensation earned for services performed for the Company during the calendar years ended December 31, 2000, December 31, 1999 and December 31, 1998 by the Company's Chief Executive Officer and each of its other four most highly compensated executive officers (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                                    -------------------------
                                                                        AWARDS        PAYOUTS
                                                                    ---------------   -------
                                       ANNUAL COMPENSATION(1)         SECURITIES                 ALL OTHER
                                     ---------------------------      UNDERLYING      PAYOUTS   COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)    OPTIONS/SARS(#)   ($)(2)       ($)(3)
    ---------------------------      ----   ---------   --------    ---------------   -------   ------------
William S. Boyd....................  2000   1,100,000   709,880(2)      425,000       262,500      15,127
  Chairman and Chief                 1999   1,000,000   806,175(4)      150,000                     6,553
  Executive Officer                  1998   1,000,000   558,160(4)      150,000                    10,762
Robert L. Boughner.................  2000     550,000    70,000         125,000       105,000       8,280
  Senior Executive Vice President
    and                              1999     550,000   294,500          50,000                     6,190
  Chief Operating Officer            1998     550,000   220,000          50,000                     6,011
Donald D. Snyder...................  2000     500,000    25,000         125,000       105,000      10,015
  President                          1999     500,000   245,000          50,000                     7,242
                                     1998     500,000   200,000          50,000                     6,766
Ellis Landau.......................  2000     400,000    15,000          75,000        63,000       8,945
  Executive Vice President,
    Treasurer                        1999     400,000   171,500          30,000                     6,638
  and Chief Financial Officer        1998     385,000   134,750          30,000                     6,766
Keith E. Smith.....................  2000     400,000         0          75,000        63,000       8,465
  Executive Vice                     1999     350,000   150,063          30,000                     6,400
  President -- Operations            1998     280,166    92,500          25,000                     6,376

---------------
(1) The incremental cost to the Company of providing perquisites and other personal benefits during the indicated periods did not exceed, as to any Named Executive Officer, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive officer for any such year and, accordingly, is omitted from the table.

(2) These amounts were paid under the Company's 2000 Executive Management Incentive Plan.

(3) Amounts represent the Company's Profit Sharing and 401(k) Plan contributions, payments of term life insurance premiums and medical cost reimbursement. In the year ended December 31, 2000, the Company's Profit Sharing and 401(k) Plan contributions were $5,100 for each of Messrs. Boyd, Boughner, Snyder, Landau and Smith. In the year ended December 31, 2000, life insurance premium payments by the Company were $2,925 for each of Messrs. Boyd, Boughner, Snyder, Landau and Smith. In the year ended December 31, 2000, medical reimbursements were $7,102, $255, $1,990, $920 and $440 for Messrs. Boyd, Boughner, Snyder, Landau and Smith, respectively.

(4) This amount was paid under the Company's 1996 Executive Management Incentive Plan.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                          ---------------------------------------------------------------      VALUE AT ASSUMED
                           NUMBER OF       % OF TOTAL                                        ANNUAL RATES OF STOCK
                           SECURITIES     OPTIONS/SARS                                      PRICE APPRECIATION FOR
                           UNDERLYING      GRANTED TO     EXERCISE OR                           OPTION TERM(2)
                          OPTIONS/SARS    EMPLOYEES IN    BASE PRICE       EXPIRATION       -----------------------
          NAME             GRANTED(#)    FISCAL YEAR(1)    ($/SHARE)          DATE            5%($)        10%($)
          ----            ------------   --------------   -----------   -----------------   ----------   ----------
William S. Boyd.........    425,000          28.62           4.50            9/14/10        1,202,761    3,048,032
Robert L. Boughner......    125,000           8.42           4.50            9/14/10          353,753      896,480
Donald D. Snyder........    125,000           8.42           4.50            9/14/10          353,753      896,480
Ellis Landau............     75,000           5.05           4.50            9/14/10          212,252      537,888
Keith E. Smith..........     75,000           5.05           4.50            9/14/10          212,252      537,888

---------------
(1) Based on options for 1,490,000 shares granted to employees in 2000. All options were granted at fair market value, have ten year terms and vest ratably over three years.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the exercise price at some time during the term of the option.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                  SHARES                  UNDERLYING UNEXERCISED             IN-THE-MONEY
                                 ACQUIRED      VALUE      OPTIONS/SARS AT FISCAL             OPTIONS/SARS
                                    ON        REALIZED          YEAR-END(#)               FISCAL YEAR-END($)
             NAME               EXERCISE(#)     ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
             ----               -----------   --------   -------------------------   ----------------------------
William S. Boyd...............       0           0           1,335,000/575,000                   0/0
Robert L. Boughner............       0           0             385,001/174,999                   0/0
Donald D. Snyder..............       0           0             240,001/174,999                   0/0
Ellis Landau..................       0           0             285,000/105,000                   0/0
Keith E. Smith................       0           0             127,167/103,333                   0/0

---------------
(1) Value is based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 29, 2000 ($3.4375), less the exercise price.

LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     The following table sets forth information regarding performance awards granted under the 2000 Executive Management Incentive Plan (the "2000 Plan") to each of the executive officers named in the Summary Compensation Table. The 2000 Plan currently provides for a payment of cash at the end of a three-year period based on the Company's achievement of pre-established performance targets. If these performance targets are achieved, payments for awards granted in 2000 will be made shortly after the end of 2002.

                                                                ESTIMATED FUTURE $ PAYOUTS
                                               ------------------------------------------------------------
                          PERFORMANCE PERIOD   BELOW THRESHOLD
          NAME               UNTIL PAYOUT         ($ AWARD)      THRESHOLD(b)$    TARGET(a)$    MAXIMUM(b)$
          ----            ------------------   ---------------   -------------    ----------    -----------
William S. Boyd.........       3 years                0             250,000        500,000        750,000
Robert L. Boughner......       3 years                0             100,000        200,000        300,000
Donald D. Snyder........       3 years                0             100,000        200,000        300,000
Ellis Landau............       3 years                0              60,000        120,000        180,000
Keith E. Smith..........       3 years                0              60,000        120,000        180,000

---------------
(a) Represents target performance awards under the 2000 Plan for the 2000 - 2002 award period. Actual dollar amounts to be paid out at the end of this three-year period will be based on two components (each, a "Target"): (i) the Company's achieving a target earnings-per-share figure, and (ii) the Company's stock performance compared to a peer group of companies.

(b) Threshold represents amounts payable upon achieving 80% of the Targets. Maximum represents amounts payable upon achieving 120% of the Targets. No payout will be made on either Target unless the Company achieves 80% of such Target for the period.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report, the Stock Performance Graph and the Report of the Audit Committee which follow shall not be deemed to be incorporated by reference into any such filings.

     The Committee reviews with management cash and other compensation policies for employees, makes recommendations to the Board of Directors regarding compensation matters and determines the compensation for the Chief Executive Officer. In addition, the Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The Chief Executive Officer establishes the compensation of the other executive officers of the Company, including the named executive officers, after consultation with the Committee using the guidelines and ranges set by the Committee.

  Compensation Policies

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Guidelines and ranges for the compensation of the executive officers and compensation of the Chief Executive Officer are generally set at levels that the Committee believes to be competitive with others in the Company's industry, based on public information with respect to compensation paid by leading casino hotel companies including, but not limited to, companies in the peer group in the Stock Performance Graph contained herein. Companies are selected for the purpose of comparing compensation practices on the basis of a number of factors relative to the Company, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs and the availability of compensation information.

     There are three primary elements in the Company's executive compensation program:

     - Base salary

     - Short and long-term bonuses

     - Stock options

     The guidelines and ranges for the base salaries of the Company's executive officers are generally set at a level which the Committee believes to be competitive with base salaries paid by leading casino hotel companies including, but not limited to, companies in the peer group in the Stock Performance Graph contained herein. Individual base salaries are established based on an executive officer's historical contribution and future importance to the Company and other subjective factors, without assigning a specific weight to individual factors.

     Bonuses are paid pursuant to (i) an executive bonus plan, in which certain management personnel at the individual properties and at the corporate level participate, and in which the Chief Executive Officer does not participate; and
(ii) the 2000 Plan, under which certain management personnel, including the Chief Executive Officer, participate.

     Bonus awards under the executive bonus plan are set as a percentage of base salary, with the specific percentage determined by the person's position within the Company so that highly compensated executives receive a relatively larger percentage of their total compensation in bonuses dependent on performance. The award of bonuses is dependent on the achievement of specified goals. The achievement of quantitative goals at the department, property and corporate levels is the primary factor in determining bonuses, and such goals are tied to the achievement of specified earnings and other performance targets. No bonuses were paid to the Named Executive Officers under this plan in 2000. However, bonuses were paid to certain of the Named Executive Officers for other reasons in 2000, including foregoing salary increases.

     The 2000 Plan provides bonus awards to selected members of senior management if certain long-term targets are achieved and to the Chief Executive Officer if certain annual targets are achieved. The 2000 Plan's long-term performance period has been established as a three-year period, with the first such three-year period ended on December 31, 2000 and subsequent three-year periods ending each year thereafter. For the three-year performance period commencing on January 1, 2001, there are seven individuals eligible for these awards, including the Named Executive Officers. For prior three-year performance periods under the 2000 Plan, eleven individuals have been designated as being eligible for these awards, including, in each such performance period, the Named Executive Officers. For 2000, as in prior years, the performance criteria are achieving a target cumulative earnings per share and stock price performance relative to a specified peer group.

     The Company believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Company strongly believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best long-term interests. The Committee determines whether to grant stock options, as well as the amount of the grants, based on a person's position within the Company.

  Compensation of Chief Executive Officer

     In establishing the Chief Executive Officer's overall compensation, the Committee considered a number of factors, including the record of leadership and service provided by the Chief Executive Officer since co-founding California Hotel and Casino, the Company's predecessor and now one of its subsidiaries, in 1973; the identification of the Company with the Chief Executive Officer by the Company's employees, the financial community and the general public; and the recognition by the Committee and others in the gaming industry of the importance of his leadership, creativity and other personal attributes to the Company's continued success. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation. Consistent with the Company's overall executive compensation program, the Chief Executive Officer's compensation is composed of base salary, bonus and stock options. The Chief Executive Officer's base salary was increased by $100,000, or 10%, in 2000. This was the first increase received by the Chief Executive Officer since 1992. The Committee considered that, under current tax law, such increase is not deductible for tax purposes.

     The Chief Executive Officer participates in the 2000 Plan approved by the Company's stockholders in 2000 for both his annual and long-term bonus. The 2000 Plan, among other things, provides for annual incentive awards to certain of the Company's key executives who are "covered employees" within the meaning of
Section 162(m) of the Internal Revenue Code and is administered by the Committee. In determining awards to be made under the 2000 Plan, the Committee may approve a formula based on one or more objective criteria to measure corporate performance. Performance criteria must include one or more of the following: the Company's pre- or after-tax earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share. The annual maximum amount of cash compensation payable to a participant under the 2000 Plan is $2,000,000 per year. With respect to Mr. Boyd's annual bonus, for the twelve months ended December 31, 2000, Mr. Boyd's performance criteria were pre-tax income, comprised of two independent components: aggregate pre-tax earnings for which no award was made and pre-tax earnings related to the Silver Star termination payment for which Mr. Boyd was granted an annual bonus award of $709,880 under the 2000 Plan.

     The Chief Executive Officer was one of the eleven participants in the long-term bonus program pursuant to the 2000 Plan. Under that Plan, his target award for the three year period ended December 31, 2000 was $500,000. There were two performance criteria for the measurement period: a cumulative target earnings per share for which the target award was $300,000, and stock price performance relative to a specified peer group for which the target award was $200,000. Mr. Boyd was awarded $262,500 for the first performance criterion and zero for the second performance criterion for a total long-term bonus award of $262,500 pursuant to the 2000 Plan.

  Policy Regarding Deductibility of Compensation for Tax Purposes -- Compliance With Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the other four most highly compensated executive officers. Qualifying performance-based compensation, such as the 2000 Plan, will not be subject to the deduction limit if certain requirements are met. The Company has structured the performance-based portion of the compensation of its executive officers in a manner that is designed to comply with the exceptions to the deductibility limitations of Section 162(m).

                                          Philip J. Dion, Chairman
                                          Michael O. Maffie
                                          Billy G. McCoy
                                            Members,
                                            Compensation and Stock Option
                                            Committee

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors:

     We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2000.

     We have discussed with Deloitte & Touche the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from Deloitte & Touche required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Deloitte & Touche their independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          Michael O. Maffie, Chairman
                                          Philip J. Dion
                                          Billy G. McCoy
                                            Members,
                                            Audit Committee

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no committee interlocks or insider participation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "Commission"). Such officers, directors and 10% stockholders are also required by the Commission rules to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

STOCK PERFORMANCE GRAPH

     The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of a peer group (the "Peer Group") consisting of Argosy Gaming Company, Inc., Aztar Corporation, Mandalay Resort Group, Harrah's Entertainment, Inc., Isle of Capri Casinos, Inc. and Station Casinos, Inc., and the cumulative total returns of the Standard & Poor's 500 Index ("S&P 500") and the Russell 2000 Stock Index ("Russell 2000"). Mirage Resorts, Incorporated ("Mirage") was omitted from the Peer Group this year because Mirage no longer exists as a separate entity due to its merger into MGM MIRAGE. In addition, the Company believes that the Russell 2000 index is a more relevant index than the S&P 500 because the Russell 2000 is more reflective of the Company's market capitalization than the S&P 500, and beginning this year, the Company will compare its results to the Russell 2000 Index instead of the S&P 500. The performance graph assumes that $100 was invested in the Company's stock on June 30, 1995, in common stock of the Peer Group, in the S&P 500 and in the Russell 2000. In accordance with guidelines of the Commission, the stockholder return for each company in the Peer Group indexes has been weighted on the basis of market capitalization as of the beginning of the period. The stock price performance shown in this graph is neither necessarily indicative of, nor intended to suggest, future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG BOYD GAMING CORPORATION, THE PEER GROUP, THE S&P 500 AND THE RUSSELL 2000 [PERFORMANCE GRAPH]

                                            BOYD GAMING
                                            CORPORATION              S&P 500           RUSSELL 2000 INDEX         PEER GROUP
                                            -----------              -------           ------------------         ----------
6/30/95                                       100.00                  100.00                 100.00                100.00
6/30/96                                        88.24                  123.43                 123.89                 89.76
6/30/97                                        33.82                  162.49                 144.12                 54.29
12/31/97                                       38.97                  178.14                 160.02                 51.72
12/31/98                                       19.49                  225.65                 155.95                 37.28
12/31/99                                       34.19                  269.71                 189.09                 72.77
12/31/00                                       20.22                  242.36                 183.38                 76.01

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Deloitte & Touche has served as the independent auditors of the Company and California Hotel and Casino since 1981 and has been appointed by the Board of Directors to continue as the independent auditors of the Company for the year ending December 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board of Directors will review its future selection of auditors. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement and will be able to respond to appropriate questions.

     The Audit Committee considered whether Deloitte & Touche's provision of any professional services other than its audit of the Company's annual financial statements and reviews of quarterly financial statements is compatible with maintaining the auditor's independence.

     Audit Fees. Deloitte & Touche billed or expects to bill the Company an aggregate of $413,000 for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

     Financial Information Systems Design and Implementation Fees. During the most recent fiscal year, Deloitte & Touche did not bill the Company any fees for services related to financial information systems design and implementation, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

     All Other Fees. Deloitte & Touche billed or expects to bill the Company an aggregate of $114,500 for professional services rendered during the most recent fiscal year, excluding fees for audit services or financial information systems design and implementation.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                             STOCKHOLDER PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. To be properly considered at the 2002 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to the Company's Secretary in writing not less than 60 days prior to the date of the 2002 Annual Meeting of Stockholders. A stockholder's notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting
(a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. In addition, proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company (Attention:
Brian A. Larson, Secretary, at the principal offices of the Company), no later than December 4, 2001, for inclusion in the Board's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Board of Directors currently knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     A FORM OF PROXY IS ENCLOSED FOR YOUR USE. PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. ALTERNATIVELY, YOU MAY VOTE VIA TOLL-FREE TELEPHONE CALL OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE BACK OF THE PROXY CARD.

                                          By Order of the Board of Directors,

                                          /s/ WILLIAM S. BOYD
                                          WILLIAM S. BOYD
                                          Chairman of the Board
                                          and Chief Executive Officer

April 12, 2001
Las Vegas, Nevada

                                                                      APPENDIX A

                            BOYD GAMING CORPORATION

                            AUDIT COMMITTEE CHARTER

     Purpose: To establish, define and document the authority and responsibilities of the Audit Committee of the Board of Directors (hereinafter referred to as the Audit Committee).

     Policy: The Audit Committee of the Board of Directors shall be elected at the Board of Directors' meeting held pursuant to the by-laws after the annual meeting of stockholders or as soon thereafter as conveniently possible. Members of the Audit Committee shall have responsibilities as indicated in this Charter. The Company's independent auditors are ultimately accountable to the Board of Directors and Audit Committee, which have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement).

     Responsibilities: The responsibilities of the Audit Committee shall include:

      1. Review on a periodic basis the activities and organizational structure of the Company's internal audit function;

      2. Discuss with the Company's director of internal audit or representatives of an independent entity that provides internal audit services to the Company, the annual internal audit plan and the results of internal audit activity;

      3. Discuss on a periodic basis with management and the independent and internal auditors issues related to the Company's system of internal controls, including any significant exceptions noted by the external or internal audits;

      4. Discuss with the independent auditors whether they are aware of any material errors, fraud, illegal acts, sensitive or unsupported transactions or other irregularities as a result of their procedures;

      5. Discuss with the independent auditors the judgements about the quality, not just acceptability, of the application of accounting principles used and significant judgements affecting the Company's financial statements;

      6. Ascertain that the auditors were not restricted in performing their examination and discuss disagreements, if any, between management and the independent auditors;

      7. Receive the annual report from the independent auditors addressing the auditors' independence, discuss such reports with the auditors as necessary, and if deemed necessary by the Committee, take or recommend that the full Board take appropriate action to satisfy itself of the independence of the auditors;

      8. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit;

      9. Review and discuss with management the audited financial statements and recommend to the Board of Directors inclusion in the Company's annual report on Form 10-K;

     10. Recommend the engagement of the Company's independent auditors, including the approval of their fee and the scope and timing of their audit of the Company's financial statements;

     11. Discuss with management and counsel the status of compliance with the applicable rules and regulations of the Securities Exchange Commission, the New York Stock Exchange and various state gaming regulatory bodies, and any other applicable legal or regulatory requirements deemed necessary;

     12. If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

     13. Discuss with management related party transactions required to be reported pursuant to Securities Exchange Commission proxy reporting rules and potential conflicts of interest related thereto;

     14. Issue the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 9 of Schedule 14A; and

     15. Reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

     Committee Membership: The Committee members (the "Members") shall be appointed by the Board and will serve at the discretion of the Board. The Committee will consist of at least three (3) members of the Board subject to the following requirements:

     1. Each of the Members shall be financially literate at the time of his or her appointment, or in a reasonable time thereafter, as interpreted by the Board in its business judgment;

     2. At least one (1) of the Members must have accounting or related financial management expertise, as interpreted by the Board in its business judgment; and

     3. Each Member must be either (a) an independent director (in accordance with NYSE rules) or (b) the Board must determine it to be in the best interests of the Company and its stockholders to have one (1) director who is not independent, and the Board must disclose the reasons for its determination in the Company's first annual proxy statement subsequent to such determination, as well as the nature of the relationship between the Company and the director. Under such circumstances the Company may appoint one (1) director who is not independent to the Committee, so long as the director is not a current employee or officer, or an immediate family member of a current employee or officer.

     Procedures: The Chief Executive Officer (or designee) will be responsible for coordinating with the Audit Committee Chairman the periodic meetings of the Audit Committee to address the Audit Committee business. The Committee will meet at least two times each year. The Committee may establish its own schedule which it will provide to the Board in advance. The Committee will meet at least annually with the Chief Financial Officer, the senior internal auditing executive, and the independent auditors in separate executive sessions. The Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' report and management letter. The Committee will cause to be maintained written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

 -------------------------------------------------------------------------------

                  O DETACH AND RETAIN THIS ADMISSION TICKET O

                                ADMISSION TICKET

                            BOYD GAMING CORPORATION

                      2001 Annual Meeting of Stockholders
                             Thursday, May 17, 2001
                             11:00 A.M., Local Time

STOCKHOLDER NAME(S):
                    ------------------------------------------------------------
                                           (PLEASE PRINT)

                    ------------------------------------------------------------


STOCKHOLDER ADDRESS:
                    ------------------------------------------------------------

                    ------------------------------------------------------------

     The annual stockholder's meeting will be held at Sam's Town Hotel, Gambling Hall and Bowling Center, 5111 Boulder Highway, Las Vegas, Nevada 89122, on Thursday, May 17, 2001 at 11:00 a.m., local time. Space limitations make it necessary to limit attendance to stockholders. Registration will begin at 10:00 a.m., local time.

                            ------------------------

     THIS ADMISSION TICKET SHOULD NOT BE RETURNED WITH YOUR PROXY BUT SHOULD BE RETAINED AND BROUGHT WITH YOU TO THE ANNUAL MEETING. PLEASE NOTE THAT THIS ADMISSION TICKET WILL BE REQUIRED IN ORDER TO OBTAIN ADMISSION TO THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT, YOU WILL ALSO NEED TO BRING A COPY OF YOUR BROKERAGE ACCOUNT STATEMENT (WHICH YOU CAN OBTAIN FROM YOUR BROKER) REFLECTING YOUR STOCK OWNERSHIP AS OF MARCH 30, 2001. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

                             BOYD GAMING CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 17, 2001
                            11:00 A.M. (LOCAL TIME)

                               SAM'S TOWN HOTEL,
                        GAMBLING HALL AND BOWLING CENTER
                              5111 BOULDER HIGHWAY
                              LAS VEGAS, NV 89122



BOYD GAMING CORPORATION
2950 INDUSTRIAL ROAD
LAS VEGAS, NV 89109                                                        PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 17, 2001.


The undersigned hereby appoints William S. Boyd and William R. Boyd (collectively, the "Proxies"), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the "Annual Meeting") of Boyd Gaming Corporation, a Nevada corporation (the "Company"), to be held on Thursday, May 17, 2001 at 11:00 a.m., local time, at Sam's Town Hotel, Gambling Hall and Bowling Center, 5111 Boulder Highway, Las Vegas, Nevada 89122, and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

TO VIEW OUR ANNUAL REPORT AND PROXY MATERIALS ONLINE GO TO:

http://www.boydgaming.com/annualrpt.pdf and

http://www.boydgaming.com/proxystate.pdf


        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                          THE ENCLOSED REPLY ENVELOPE.


                      See reverse for voting instructions.

                                                            --------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            --------------------


THERE ARE THREE WAYS TO VOTE YOUR PROXY


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-840-1208 -- QUICK --- EASY --- IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 16, 2001.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

o    Follow the simple voice mail instructions.


VOTE BY INTERNET -- http://www.eproxy.com/byd/ -- QUICK --- EASY --- IMMEDIATE

o Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2001.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided to Boyd Gaming Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                            \/ Please detach here \/


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors:

                          Class I: 01 William S. Boyd 03 Perry B. Whitt
                                   02 Philip J. Dion

                [ ] Vote FOR            [ ] Vote WITHHELD
                    all nominees            from all nominees
                    (except as marked)


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S),
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX TO THE RIGHT.)       [ ]

2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 2001.

     [ ] For      [ ] Against      [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   [ ]
Indicate changes below:                  Date ____________________________, 2001

                                        ----------------------------------------

                                        ----------------------------------------
                                        Signature(s) in Box
                                        Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.